Exhibit 99.2

This Partnership Interest Purchase Agreement has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about Knight Ridder or its affiliated entities. The representations and warranties of the parties in this Partnership Interest Purchase Agreement were made to, and solely for the benefit of, the other parties. The assertions embodied in the representations and warranties are qualified by information included in disclosure schedules exchanged by the parties that may modify or create exceptions to the representations and warranties. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

EXECUTION COPY

PARTNERSHIP INTEREST PURCHASE AGREEMENT

among

DETROIT FREE PRESS, INCORPORATED,

THE DETROIT NEWS, INC.,

GANNETT CO., INC.

and

KNIGHT-RIDDER, INC.

Dated: August 3, 2005

TABLE OF CONTENTS

ARTICLE I. SALE OF PARTNERSHIP INTEREST		1
1.1	Sale of Partnership Interest	1
1.2	Purchase Price	2
1.3	Balance Sheet Test	2
1.4	Deliveries by Seller	3
1.5	Section 754 Election	3
1.6	Allocation of Consideration	3
1.7	Interim Closing of the Books	4
1.8	Pre-Closing Periods	4

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF KRI		4
2.1	Ownership of Partnership Interest	4
2.2	Authority	4
2.3	No Violation	4
2.4	No Brokers	4

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF GANNETT AND BUYER		5
3.1	Authority	5
3.2	No Violation	5
3.3	No Brokers	5
3.4	Operation of Agency	5

ARTICLE IV. INDEMNIFICATION		5
4.1	Survival	5
4.2	Limitations	5
4.3	Indemnification of Buyer and Gannett	6
4.4	Indemnification of Buyer with respect to the Agency	6
4.5	Indemnification of Seller and KRI	6
4.6	Third Party Actions	7
4.7	Notice of Claim for Indemnification	8
4.8	Net After-Tax Basis	8

ARTICLE V. MISCELLANEOUS		8
5.1	Notices	8
5.2	Assignment	10
5.3	Effect of Headings	10
5.4	Expenses	10
5.5	Public Announcements	10
5.6	Governing Law	10
5.7	Waiver; Severability	10
5.8	No Third Party Rights	10
5.9	Counterparts	11
5.10	Entire Agreement; Amendments	11
5.11	Waiver of Rescission	11

Exhibit A	Receipt

Schedules

Schedule 1.3(a)	Balance Sheet Test
Schedule 1.4(a)	Approvals
Schedule 4.4(b)	Riverfront Property

PARTNERSHIP INTEREST PURCHASE AGREEMENT

This Partnership Interest Purchase Agreement (this “Agreement”) is entered into as of this 3rd day of August, 2005 (the “Closing Date”) by and among The Detroit News, Inc., a Michigan corporation (“Buyer”), Detroit Free Press, Incorporated, a Michigan corporation (“Seller”), Gannett Co., Inc., a Delaware corporation (“Gannett”), and Knight-Ridder, Inc., a Florida corporation (“KRI” and together with Buyer, Seller and Gannett, collectively, the “Parties”, and, individually, a “Party”).

WHEREAS, Seller and Buyer have entered into a Joint Operating Agreement dated as of April 11, 1986 (the “Joint Operating Agreement”) and have formed Detroit Newspaper Agency, a Michigan general partnership (the “Agency”) under a Partnership Agreement dated as of April 11, 1986 (the “Partnership Agreement”), for the purpose of establishing a joint operating arrangement to publish The Detroit News and the Detroit Free Press, all on the terms set forth in the Joint Operating Agreement;

WHEREAS, each of Seller and Buyer originally owned fifty percent (50%) of the general partnership interests in the assets, liabilities, profits and losses of the Agency under the Partnership Agreement;

WHEREAS, Seller and Buyer have entered into that certain Redemption Agreement dated as of the date hereof among Seller, Buyer and the Agency (the “Redemption Agreement”) pursuant to which the Agency redeemed a two-tenths of one percent (0.2%) general partnership interest of the Seller in the capital, profits and losses of the Agency on the Closing Date and immediately prior to the consummation of the transactions contemplated by this Agreement;

WHEREAS, pursuant to the redemption described in the above paragraph, Buyer’s general partnership interest in the capital, profits and losses of the Agency increased to approximately 50.1% and Seller’s general partnership interest in the capital, profits and losses of the Agency was reduced to approximately 49.9%; and

WHEREAS, Seller desires to sell a forty-four and nine-tenths percent (44.9%) general partnership interest in the capital, profits and losses of the Agency (the “Partnership Interest”) to Buyer and Buyer desires to purchase the Partnership Interest from Seller in accordance with this Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows.

ARTICLE I.

SALE OF PARTNERSHIP INTEREST

1.1 Sale of Partnership Interest. Seller hereby sells, transfers and assigns the Partnership Interest to Buyer free and clear of all liens, claims, pledges, options, rights of first refusal and other encumbrances or restrictions of any nature whatsoever, other than any restrictions on transfer under the Joint Operating Agreement or the Partnership Agreement

(“Liens”), and Buyer hereby purchases from Seller all of Seller’s right, title and interest in the Partnership Interest for the Purchase Price, as defined below.

1.2 Purchase Price. The consideration for the sale of the Partnership Interest is Two Hundred Thirty Four Million Dollars ($234,000,000) (“Purchase Price”), subject to adjustment as provided in Section 1.3 below, and will be paid on the date hereof by wire transfer to an account designated by Seller.

1.3 Balance Sheet Test.

(a) If on the Closing Date the Agency’s current assets exceed total liabilities, the Purchase Price will be increased by fifty percent (50%) of such excess. If on the Closing Date the Agency’s total liabilities exceed current assets, the Purchase Price will be reduced by fifty percent (50%) of such excess. The calculations described above are referred to herein as the “Balance Sheet Test”. For purposes of this Agreement, “current assets” and “total liabilities” of the Agency shall consist of the types of items described in Schedule 1.3(a). In computing the adjustment described above, the Closing Date Balance Sheet (as defined below) shall be prepared in accordance with generally accepted accounting principles, except that the following items will be included in total liabilities (whether or not required to be so treated by generally accepted accounting principles): vacation accruals, self-insured health or medical claims which have been incurred but not funded, accrued rebates, paid-in-advance subscription liabilities, pre-paid advertising, all state and local taxes (including interest and penalties) imposed on the Agency for periods ending on or before the Closing Date (treating the Closing Date as the end of a taxable period of the Agency whether or not it is so treated by applicable tax law). Current assets shall not be reduced, and total liabilities shall not be increased, by the amount paid to Seller pursuant to the Redemption Agreement or any expenses incurred in connection therewith. The accounting methods currently employed by the Agency consistent with prior periods shall be used to determine the value of inventory, prepaid expenses and similar items. The amounts to be included on the Closing Date Balance Sheet with respect to (i) the assets and liabilities of the Retirement Benefit Plan of Newspaper Drivers & Handlers, Local #372, (ii) the assets and liabilities of the Retirement Benefit Plan of GCIU Detroit Newspaper Union 13N, and (iii) post-retirement benefit obligations under FAS 106 with respect to all current and former employees of the Agency (and their beneficiaries), will be a liability of $121.6 million, notwithstanding what amounts would otherwise be required to be included under generally accepted accounting principles. Current assets will include (x) the amount to be included on the Closing Date Balance Sheet for cumulative capital expenditures relating to the Sterling Heights Press and Facility Expansion as of the Closing Date, notwithstanding what would otherwise be required under generally accepted accounting principles (as of June 26, 2005, such amount was approximately $153,682,000); and (y) a fixed amount of $2,300,000 for other capital expenditures of the Agency, notwithstanding what amount would otherwise be required under generally accepted accounting principles. All deferred revenue associated with the Kmart settlement shall be valued at $100,000.

(b) On the Closing Date, to the extent practical, the adjustments provided in this Section 1.3 shall be made to the Purchase Price on the basis of the then most recent period end financial information of the Agency, which shall be reflected on a preliminary balance sheet (“Preliminary Balance Sheet”) prepared by the Agency. Within one hundred and twenty (120)

days after the Closing Date, Buyer will prepare an adjusted balance sheet of the Agency as of 12:01 a.m. on August 1, 2005 (“Closing Date Balance Sheet”), reflecting the adjustments provided in this Section 1.3 and showing the recalculation, if any, of adjustments reflected on the Preliminary Balance Sheet. Within one hundred fifty (150) days after the Closing Date, final adjustments pursuant to this Section 1.3 and any required refund or payment shall be made by KRI or Buyer, as applicable, on the basis of the Closing Date Balance Sheet. If any dispute arises over the amount to be refunded or paid, such refund or payment shall nonetheless be promptly made to the extent such amount is not in dispute. If any such dispute cannot be resolved by KRI and Buyer, it shall be referred to a mutually satisfactory independent public accounting firm of national stature which has not been employed by KRI or Buyer for the two years preceding the Closing Date. The determination of such firm shall be conclusive and binding on KRI and Buyer. The fees of such firm shall be shared equally by KRI and Buyer.

1.4 Deliveries by Seller. On the Closing Date, Seller will deliver to Buyer:

(a) The approvals set forth on Schedule 1.4(a);

(b) Any and all instruments and documents, required to transfer the Partnership Interest to Buyer as are mutually agreed upon by the Parties; and

(c) A receipt for the Purchase Price, in the form attached hereto as Exhibit A.

1.5 Section 754 Election. Buyer shall cause the Agency to make an election under Section 754 of the Internal Revenue Code of 1986, as amended (the “Code”), for the taxable year that includes the Closing Date, and Buyer shall be authorized to prepare and file all papers, schedules and tax returns necessary to effectuate such election. Seller consents to such election and such authority extended to Buyer.

1.6 Allocation of Consideration. The Parties shall cooperate as provided herein in determining the allocation of the Purchase Price and other applicable items among the Agency’s assets in accordance with Code Sections 751 and 755 and the Treasury regulations promulgated thereunder (and any similar provisions of state or local law, as appropriate). Buyer shall initially determine such allocation and shall notify Seller and KRI in writing of the allocation so determined within 120 days after the Closing Date. Seller and KRI shall be deemed to have accepted such determination unless KRI notifies Buyer in writing of KRI’s proposed allocation within thirty (30) days after receipt of Buyer’s proposed allocation. If KRI provides such notice to Buyer, the Parties shall proceed in good faith to determine mutually the matters in dispute. If they are unable to do so within thirty (30) days, the matter shall be referred to Deloitte Financial Advisory Services LLP (the “Appraiser”). The decision of the Appraiser shall be binding on all Parties. The Appraiser’s fees shall be shared equally by Buyer and KRI. Neither Buyer, Gannett, KRI nor Seller shall take any position for tax purposes that is inconsistent with the final allocation determined hereunder unless such position would be inconsistent with a final non-appealable (except to the United States Supreme Court) judgment which has been rendered in any judicial proceeding governing such position.

1.7 Interim Closing of the Books. With respect to the Partnership Interest that is being purchased and sold pursuant to this Agreement, Seller’s distributive share of the Agency’s income, gain, loss and deduction for the taxable year of the Agency that includes the Closing Date shall be determined on the basis of an interim closing of the books of the Agency as of the close of business on the Closing Date under this Agreement and shall not be based upon a proration of such items for the entire taxable year.

1.8 Pre-Closing Periods. The sale of the Partnership Interest pursuant to this Agreement shall not affect KRI’s or Seller’s rights with respect to the Agency’s tax filings and tax proceedings with respect to periods or portions thereof ending on or before the Closing Date, including without limitation Seller’s rights pursuant to Sections 4.7 and 5.1(h) of the Joint Operating Agreement. KRI shall be entitled to exercise such rights of Seller following any sale by KRI of the stock of Seller.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF KRI

In order to induce Gannett and Buyer to enter into this Agreement, KRI makes the following representations and warranties to Gannett and Buyer.

2.1 Ownership of Partnership Interest. (a) Seller is the legal and beneficial owner of the Partnership Interest free and clear of any and all Liens; (b) Seller is not subject to any contracts or arrangements restricting the sale and transferability of the Partnership Interest other than any restrictions on transfer under the Joint Operating Agreement or the Partnership Agreement; (c) Seller has good title to the Partnership Interest and right to transfer title to the Partnership Interest to Buyer, subject to any restrictions on transfer under the Joint Operating Agreement or the Partnership Agreement; and (d) the transfer of the Partnership Interest to Buyer pursuant to this Agreement will pass good title thereto to Buyer free and clear of any and all Liens, subject to any restrictions on transfer under the Joint Operating Agreement or the Partnership Agreement.

2.2 Authority. Seller has the full legal power and authority under applicable corporate law to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

2.3 No Violation. This Agreement and the transfer of the Partnership Interest will not result in any violation of or conflict with, or constitute a default under any contract, agreement, arrangement or commitment, written or oral, absolute or contingent, applicable to Seller (and excluding any applicable to the Agency or its properties).

2.4 No Brokers. No act of Seller has given or will give rise to any claim against any of the Parties hereto for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated herein.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF GANNETT AND BUYER

In order to induce KRI and Seller to enter into this Agreement, each of Gannett and Buyer, jointly and severally, makes the following representations and warranties to KRI and Seller.

3.1 Authority. Each of Gannett and Buyer has the full power and authority under applicable corporate law to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Gannett and Buyer and constitutes the valid and binding obligation of each, enforceable against each in accordance with its terms.

3.2 No Violation. This Agreement and the purchase of the Partnership Interest will not result in any violation of or conflict with, or constitute a default under any contract, agreement, arrangement or commitment, written or oral, absolute or contingent, applicable to Gannett or Buyer (excluding any applicable to the Agency or its properties).

3.3 No Brokers. No act of Gannett or Buyer has given or will give rise to any claim against any of the Parties hereto for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated herein.

3.4 Operation of Agency. Prior to the Closing Date, the acts of Buyer’s appointed members of the Agency’s Management Committee, taken in their capacity as members of the Management Committee, were in the ordinary course of business and, to the knowledge of Gannett, the Agency has operated in the ordinary course of business since August 3, 2004. To the knowledge of Gannett, the Agency has no material liability or obligation which is not reflected or reserved against on (or otherwise disclosed and excluded by the parties from the calculation of) the Closing Date Balance Sheet. For purposes of this Agreement, “to the knowledge of Gannett” means the actual current knowledge of any executive officer of Gannett.

ARTICLE IV.

INDEMNIFICATION

4.1 Survival. Except as specifically provided in this Agreement, the several representations, warranties, covenants and agreement of the Parties contained in this Agreement shall be deemed to have been made on the Closing Date and shall survive the Closing Date without time limit.

4.2 Limitations. Except as otherwise provided in this Section 4.2, neither party (treating KRI and Seller as a single party and Gannett and Buyer as a single party for all purposes of this Section 4.2) shall be entitled to indemnification pursuant to this Article IV until the aggregate Loss and Expense incurred by such party exceeds $100,000 (the “Threshold”), whereupon the Indemnified Party shall be entitled to indemnification pursuant to this Article IV for indemnification claims from the Indemnifying Party for any Loss and Expense incurred by the Indemnified Party in excess of the Threshold, except that the Threshold shall not apply to claims under Sections 4.3(b), 4.4 and 4.5(b). No Indemnified Party shall seek or be entitled to incidental, indirect or consequential damages, including any damages for lost profits, in any claim for indemnification under this Article IV.

4.3 Indemnification of Buyer and Gannett. KRI shall indemnify, defend and hold harmless Buyer and Gannett from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including without limitation, liabilities for reasonable attorneys’ fees and disbursements (“Loss and Expense”), incurred directly or indirectly by Buyer or Gannett by reason of, or arising out of:

(a) any breach of any representation or warranty made by KRI pursuant to this Agreement, or

(b) any failure by KRI to perform or fulfill any of its covenants or agreements set forth in this Agreement.

4.4 Indemnification of Buyer with respect to the Agency. KRI shall indemnify, defend and hold harmless Buyer and the Agency from and against fifty percent (50%) of any of the following:

(a) any Loss and Expense arising out of or related to the business or operations of the Agency on or prior to the Closing Date to the extent not reflected on or reserved against on the Closing Date Balance Sheet; and

(b) any Loss and Expense relating to or incurred in connection with any litigation, proceeding or claim by any third party (including any employee or former employee of the Agency) relating to the business or operations of the Agency on or prior to the Closing Date to the extent not reflected on or reserved against on the Closing Date Balance Sheet.

Notwithstanding the foregoing, KRI shall not have any indemnification obligations under this Section 4.4 with respect to any Loss and Expense (i) for which an indemnification claim is made after 5:00 pm Central time on August 3, 2007 (the “Second Anniversary”), provided, however, that any indemnification claim relating to the following shall survive without time limit: (x) any Loss or Expense arising out of the tax liability of the Agency (including, without limitation, as a result of any tax audit, investigation, assessment of deficiency or adjustment, dispute or other controversy); and (y) any Loss or Expense for environmental claims arising out of circumstances, actions, omissions or events occurring or existing prior to the Closing Date, except for those matters disclosed in Schedule 4.4(b) and related to the Riverfront Property (the “Riverfront Property Matter”); or (ii) relating to the Riverfront Property Matter; or (iii) by reason of, or arising out of obligations or claims, whether or not reflected on the Closing Date Balance Sheet, for any pension benefits or post-retirement benefits of the Agency.

4.5 Indemnification of Seller and KRI. Gannett and Buyer, jointly and severally, shall indemnify, defend and hold harmless Seller and KRI from and against any and all Loss and Expense incurred directly or indirectly by Seller or KRI by reason of, or arising out of:

(a) any breach of any representation or warranty made by Buyer pursuant to this Agreement, or

(b) any failure by Gannett or Buyer to perform or fulfill any of its covenants or agreements set forth in this Agreement.

4.6 Third Party Actions.

(a) With respect to any claims for indemnity pursuant to this Article IV which relate to any third party claim, the Party claiming indemnification under this Agreement (an “Indemnified Party”) shall promptly (i) notify the Party from whom indemnification is sought (the “Indemnifying Party”) of such third-party claim or claims asserted against the Indemnified Party (“Third Party Claim”) for which indemnification is sought, and (ii) transmit to the Indemnifying Party a copy of all papers served with respect to such claim (if any) and a written notice (“Claim Notice”) containing a description in reasonable detail of the nature of the Third Party Claim, an estimate of the amount of damages attributable to the Third Party Claim, to the extent feasible (which estimate shall not be conclusive of the final amount of such claim), and the basis of the Indemnified Party’s request for indemnification under this Agreement; provided, however, that no delay on the part of the Indemnified Party in giving notice shall relieve the Indemnifying Party of any obligation to indemnify unless (and then solely to the extent that) the Indemnifying Party is prejudiced by such delay.

(b) Within fifteen (15) days after receipt of any Claim Notice (the “Election Period”), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability (in whole or in part) to the Indemnified Party with respect to such Third Party Claim, and (ii) whether the Indemnifying Party desires to defend the Indemnified Party against such Third Party Claim.

(c) If the Indemnifying Party notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend such Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 4.6. The Indemnifying Party shall have full control of such defense and proceedings. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, including, without limitation, the making of any related counterclaim against the person(s) asserting the Third Party Claim or any cross-complaint against any person. Except as otherwise provided herein, the Indemnified Party may, at its own cost and expense, participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 4.6.

(d) If the Indemnifying Party fails to notify the Indemnified Party within the Election Period of an election by the Indemnifying Party to defend the Indemnified Party pursuant to this Section 4.6, then the Indemnified Party shall have the right to defend the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings. The Indemnifying Party may, at its own cost and expense, participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 4.6.

(e) The Indemnifying Party shall not settle or compromise any Third Party Claim unless (i) the terms of such compromise or settlement require no more than the payment of money (i.e., such compromise or settlement does not require the Indemnified Party to admit any wrongdoing or take or refrain from taking any action), (ii) the full amount of such monetary compromise or settlement will be paid by the Indemnifying Party (subject, if applicable, to the Indemnifying Party’s right to indemnification pursuant to Section 4.4), and (iii) the Indemnified Party receives as part of such settlement a legal, binding and enforceable unconditional satisfaction and/or release, in form and substance reasonably satisfactory to it, providing that such Third Party Claim and any claimed liability of the Indemnified Party with respect thereto is being satisfied by reason of such compromise or settlement and that the Indemnified Party is being released from all obligations or liabilities it may have with respect thereto. The Indemnified Party shall not settle or compromise any Third Party Claim or admit liability to any Third Party Claim without the prior written consent of the Indemnifying Party unless the Indemnifying Party has disputed its potential liability to the Indemnified Party, and such dispute has been resolved in favor of the Indemnified Party.

4.7 Notice of Claim for Indemnification. If an Indemnified Party determines that it is entitled to indemnification under this Article IV other than as a result of a Third Party Claim covered under Section 4.6, within thirty (30) days of such determination, it shall give the Indemnifying Party, a written notice specifying the basis for the claim for indemnification, the nature of the claim and the estimated amounts for which the Indemnified Party is entitled to be indemnified. The amount of the Loss and Expense set forth in the notice shall not be a limitation on any claim for the actual amount of such Loss and Expense, however. In the event of any failure by the Indemnified Party to give timely notice of an indemnification claim in accordance with this Section 4.7, the Indemnifying Party shall not have any indemnification obligation, and the Indemnified Party shall not be entitled to any indemnification, under this Article IV with respect to only the actual additional or incremental Loss and Expense, if any, incurred or incurred by the Indemnified Party as a result of such failure.

4.8 Net After-Tax Basis. Any indemnity payment pursuant to this Article IV shall reflect any taxes payable by the Indemnified Party or its affiliates as a result of receipt or accrual of the indemnity payment and any savings in taxes realized by the Indemnified Party or its affiliates as a result of the indemnified Loss or Expense.

ARTICLE V.

MISCELLANEOUS

5.1 Notices. All notices, offers, requests or other communications from either of the Parties hereto to the other shall be in writing and shall be considered to have been duly delivered or served on the date of meeting if sent by first class certified mail, return receipt requested, postage prepaid, to the Party at its address as set forth below or to such other address as such Party may hereafter designate by written notice to the other Party:

If to Seller:

Detroit Free Press, Incorporated
50 W. San Fernando Street, Ste. 1500
San Jose, California 95113
Attention:	Alice Wang
Fax number:	(408) 938-7812

With a copy to:

Knight-Ridder, Inc.
50 W. San Fernando Street, Ste. 1500
San Jose, California 95113
Attention:	Gordon Yamate
Fax number:	(408) 938-7863

If to Buyer:

The Detroit News, Inc.
Gannett Co., Inc.
7950 Jones Branch Drive
McLean, VA 22107
Attention:	Todd A. Mayman, Esq.
Fax number:	(703) 854-6846

If to Gannett:

Gannett Co., Inc.
7950 Jones Branch Drive
McLean, Virginia 22107
Attention:	Daniel S. Ehrman, Jr.
Fax number:	(703) 854-2042

with a copy to:

Gannett Co., Inc.
7950 Jones Branch Drive
McLean, Virginia 22107
Attention:	Todd A. Mayman, Esq.
Fax number:	(703) 854-6846

If to KRI:

Knight-Ridder, Inc.
50 W. San Fernando Street, Ste. 1500
San Jose, California 95113
Attention:	Gordon Yamate
Fax number:	(408) 938-7863

5.2 Assignment. No Party to this Agreement may assign or transfer this Agreement, either directly or indirectly, without the prior written consent of the other Party to this Agreement. This Agreement shall be binding upon, inure to the benefit of and may be enforced by and against the respective successors and permitted assigns of each of the Parties to this Agreement.

5.3 Effect of Headings. The article and section headings in this Agreement are for convenient reference only and shall not affect the construction hereof.

5.4 Expenses. The Parties shall bear and pay all of their own fees, costs and expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, accountants, brokers and financial advisors. Seller and Buyer shall share equally any transfer taxes or fees required to be paid in connection with the transfers contemplated by this Agreement, including, without limitation, stamp taxes, document taxes, sales taxes, or any other payments in the nature of or in lieu thereof, if applicable.

5.5 Public Announcements. Unless required by law, rule or regulation, no public announcement (including an announcement to employees) or press release concerning the transactions provided for herein shall be made by any party without the prior written approval of the other party. With respect to any disclosures required by applicable law, rule or regulation, including disclosure requirements under applicable securities acts and Current Reports on Form 8-K, each party will consult with the other party and allow the other party to review the proposed disclosure prior to making any such disclosures.

5.6 Governing Law. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws principles.

5.7 Waiver; Severability. The waiver or breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach of the same or any other term or condition. If any provision of this Agreement is found to be unenforceable, the remainder shall be enforced as fully as possible and the unenforceable provision shall be deemed modified to the limited extent required to permit its enforcement in a manner most closely approximating the intention of the Parties as expressed herein.

5.8 No Third Party Rights. Nothing in this Agreement shall be deemed to create any right on the part of any person or entity not a party to this Agreement. The provisions of this

Agreement are solely for the benefit of the Parties to the Agreement, and no employee or former employee of the Agency or the Seller or any other individual associated herewith or any other party shall be regarded for any purpose as a third-party beneficiary of the Agreement as a result of this Agreement. Nothing contained in this Agreement will be deemed to cause any employee’s employment on or after the Closing to be other than on an “at will” basis.

5.9 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute one agreement, and all of which when taken together, shall constitute one agreement. This Agreement shall become effective when counterparts of this Agreement have been executed by and delivered to each Party.

5.10 Entire Agreement; Amendments. This Agreement, including the Exhibits hereto and the documents delivered hereunder, contains the entire agreement and understanding of the Parties in respect of the subject matter hereof, and supersedes all prior agreements and understandings between the Parties. Except for the express representations and warranties set forth in this Agreement, there are no representations or warranties of any kind, including without limitation any representations or warranties as to the business, assets, properties, liabilities or obligations of the Agency. This Agreement may not be amended except in a writing signed by each of the Parties.

5.11 Waiver of Rescission. Each Party hereby irrevocably waives any right of rescission with respect to this Agreement and the transactions contemplated hereby and agrees that it will not, directly or indirectly, initiate or pursue any proceeding or take any other action that may result in such rescission.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

DETROIT FREE PRESS, INCORPORATED

By:
Name:	Steven B. Rossi
Title:	Vice President and Treasurer

THE DETROIT NEWS, INC.

By:
Name:	Daniel S. Ehrman, Jr.
Title:	Authorized Agent

GANNETT CO., INC.

By:
Name:	Daniel S. Ehrman, Jr.
Title:	Vice President, Planning and Development

KNIGHT-RIDDER, INC.

By:
Name:	Steven B. Rossi
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to the Partnership Interest Purchase Agreement]